Exhibit 99.1

FOR IMMEDIATE RELEASE

LORDSTOWN MOTORS CORP. TO LIST ON NASDAQ THROUGH MERGER WITH DIAMONDPEAK HOLDINGS CORP.

●	Lordstown has entered into a definitive merger agreement with DiamondPeak Holdings Corp. (NASDAQ:DPHC); upon closing, the combined company will remain listed on the NASDAQ under the new ticker symbol “RIDE”
●	Lordstown Endurance™ will be the first full-size electric pickup truck designed to serve the U.S. commercial fleet market with initial production expected in the second half of 2021
●	Approximately $675 million of gross proceeds that are expected from the transaction will be used to fund production of the Endurance and its innovative in-wheel electric hub motor design
●	Transaction includes a $500 million fully committed PIPE, which includes $75 million of investments by General Motors in addition to investments from institutional investors, including Fidelity Management & Research Company LLC, Wellington Management Company LLP, Federated Hermes Kaufmann Small Cap Fund, and funds and accounts managed by BlackRock, among others
●	Pro forma implied equity value of the combined company is approximately $1.6 billion
●	Combined company Board of Directors will include Steve Burns, Founder and CEO of Lordstown, and David Hamamoto, Chairman and CEO of DiamondPeak
●	Transaction is expected to close in the fourth quarter of 2020

LORDSTOWN / NEW YORK (August 3, 2020) – Lordstown Motors Corp. (“Lordstown”), a leader in electric light duty trucks, and DiamondPeak Holdings Corp. (“DiamondPeak”) (NASDAQ:DPHC), a special purpose acquisition company, today announced they have entered into a definitive agreement for a business combination that would result in Lordstown becoming a publicly listed company. Upon closing of the transaction, the combined company will be named Lordstown Motors Corp. and is expected to remain listed on the NASDAQ and trade under the new ticker symbol, “RIDE.”

The merger, and the support of the company’s robust network of industry partners, will drive the development and commercialization of Lordstown’s all-electric pickup truck, the Lordstown Endurance.

Steve Burns, Founder and Chief Executive Officer of Lordstown, commented, “We are thrilled with the opportunity to build Lordstown Motors into a top-tier electric truck company that is highly differentiated from the competition. We are uniquely positioned to be a leader in the industry, with our first vehicle, the revolutionary Lordstown Endurance. Our all-electric full-size pickup truck delivers the equivalent of 75 miles per gallon and has been systematically engineered and competitively priced specifically for the large commercial fleet market, which includes companies in manufacturing, contracting, utilities, transportation and delivery, and agriculture, among others. Since its unveiling just over a month ago, the Endurance has been met with enthusiastic support, and to date, we have secured $1.4 billion of pre-orders. Our platform is rooted in sustainability, and the entire Lordstown team is committed to ensuring we contribute to a healthier planet for generations to come.”

To accomplish Lordstown’s mission, in November 2019 the company purchased the former General Motors Lordstown Assembly Plant, a 6.2 million square foot facility estimated to be capable of producing in excess of 600,000 electric vehicles annually, with only modest incremental investment. Lordstown is believed to be one of the first electric vehicle manufacturers to acquire a near production ready plant. The Lordstown complex provides Lordstown with critical flexibility and line-of-sight to production, immediate access to a well-trained and highly capable workforce in Ohio’s Mahoning Valley, and positions Lordstown to be first to market.

David Hamamoto, Chairman and Chief Executive Officer of DiamondPeak, added, “We have evaluated hundreds of companies for more than a year and Lordstown stood out as a differentiated, high growth company at the confluence of electric vehicles and light-duty trucks, two highly valuable areas of focus and tremendous opportunity in the automotive sector. Lordstown’s top-tier management team, led by Steve Burns, has captured a clear lane of customers in the fleet market. The team’s vast experience and track-record in launching both traditional and electric vehicles, as well as the company’s strong strategic relationships, provides Lordstown with a unique competitive advantage and positions the company to achieve its milestone of commencing production of the Endurance in the second half of 2021.”

Lordstown unveiled the prototype of its flagship Endurance pickup truck on June 25, 2020, and to date, has received more than 27,000 pre-orders for the vehicle representing over $1.4 billion of potential revenue, primarily from commercial fleet customers.

As evidence of the Endurance’s appeal to the commercial fleet industry customer base, Holman Automotive, of which ARI is the largest privately held fleet management company in the world, has indicated very strong initial interest on behalf of their client portfolio, and the Auto Truck Group is exploring the potential for on-the-production-line upfitting and modifications within the Lordstown manufacturing plant.

The Endurance’s revolutionary use of an in-wheel hub motor design is expected to improve performance, efficiency, and safety, while providing a significant reduction in total cost of ownership. Lordstown will be the only manufacturer of full-size electric pickup trucks focused exclusively on the large commercial fleet market and is expected to be the first to come to market with the innovative hub motor design.

“The Endurance was constructed from the ground up with simplicity in mind,” continued Steve Burns. “Equipped with hub motors in each wheel, and seamlessly integrated with our software system, we are effectively able to deliver a motor and mind in each wheel. Further, this design means that the Endurance has just four moving parts in the drivetrain, as compared to more than 2,000 in vehicles utilizing a traditional internal combustion engine. Together, this allows us to significantly increase reliability, maximize performance, and reduce total cost of ownership. Our streamlined and simplified design positions the Endurance to be one of the simplest and most cost effective vehicles on U.S. roads.”

For a brief video on the Endurance, please click here.

Transaction Overview

The business combination values Lordstown at an implied $1.6 billion pro forma equity value, at the $10.00 per share PIPE price and assuming minimal redemptions by DiamondPeak stockholders. The boards of directors of both DiamondPeak and Lordstown have unanimously approved the proposed transaction, which is expected to be completed in the fourth quarter of 2020, subject to, among other things, the approval by DiamondPeak’s stockholders and satisfaction or waiver of the other conditions stated in the definitive documentation.

The private placement of common stock includes commitments from institutional investors Fidelity Management & Research Company LLC, Wellington Management Company LLP, Federated Hermes Kaufmann Small Cap Fund, and funds and accounts managed by BlackRock, among others. The $75 million investment from General Motors includes certain in kind contributions that have already been provided to Lordstown.

Additional information about the proposed transaction, including a copy of the merger agreement and investor presentation, will be provided in a Current Report on Form 8-K to be filed by DiamondPeak with the Securities and Exchange Commission and available at www.sec.gov.

Advisors

Goldman Sachs is serving as exclusive financial advisor and Sullivan & Cromwell LLP is serving as legal advisor to DiamondPeak. Goldman Sachs is serving as exclusive placement agent on the PIPE offering. Deutsche Bank is serving as additional capital markets advisor to DiamondPeak. BakerHostetler is serving as legal advisor to Lordstown.

Investor Conference Call Information

Lordstown and DiamondPeak will host a joint investor conference call to discuss the proposed transaction today, Monday, August 3, 2020 at 8:30 am ET.

To listen to the prepared remarks via telephone dial 1-877-705-6003 (U.S.) or 1-201-493-6725 (International) and an operator will assist you. A telephone replay will be available at 1-844-512-2921 (U.S.) or 1-412-317-6671 (International), passcode: 13708040 through August 17, 2020 at 11:59 pm ET.

About Lordstown Motors Corp.

Lordstown Motors Corp. is an Ohio-based original equipment manufacturer of light duty fleet vehicles, founded with the purpose of transforming Ohio’s Mahoning Valley and Lordstown, Ohio, into the epicenter of electric-vehicle manufacturing. The company owns the Lordstown Assembly Plant where it plans to build the Lordstown Endurance, believed to be the world’s first fully-electric pickup truck designed to serve the commercial fleet market. For additional information visit www.lordstownmotors.com.

About DiamondPeak Holdings Corp.

DiamondPeak is a special purpose acquisition company formed for the purpose of effecting a merger, stock exchange, acquisition, reorganization or similar business combination with one or more businesses. DiamondPeak is sponsored by DiamondPeak Sponsor LLC, which is owned by affiliates of David T. Hamamoto and the principals of Silverpeak, an alternative investment management firm.

Important Information for Investors and Stockholders

This communication may be deemed to be solicitation material in respect of the proposed business combination between DiamondPeak, Lordstown and DPL Merger Sub Corp., a Delaware corporation and wholly owned subsidiary of DiamondPeak. In connection with the proposed acquisition, DiamondPeak intends to file relevant materials with the U.S. Securities and Exchange Commission (the “SEC”), including a proxy statement on Schedule 14A. INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE COMPANY’S PROXY STATEMENT, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED BUSINESS COMBINATION. Investors and security holders will be able to obtain copies of the proxy statement and other documents filed with the SEC (when available) free of charge at the SEC’s website, http://www.sec.gov. The proxy statement is not currently available.

Participants in the Solicitation

DiamondPeak and its directors and executive officers may be deemed to be participants in the solicitation of proxies from DiamondPeak’s stockholders in respect of the proposed business combination. Information about the directors and executive officers of DiamondPeak is set forth in DiamondPeak’s final prospectus for its initial public offering, which was filed with the SEC on February 26, 2019 and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on March 25, 2020. Other information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC regarding the proposed business combination when they become available.

Forward Looking Statements

Certain statements in this release may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995, each as amended. Forward-looking statements provide current expectations of future events and include any statement that does not directly relate to any historical or current fact. Words such as “anticipates,” “believes,” “expects,” “intends,” “plans,” “projects,” or other similar expressions may identify such forward-looking statements.

Actual results may differ materially from those discussed in forward-looking statements as a result of factors, risks and uncertainties over which DiamondPeak and Lordstown have no control. These factors, risks and uncertainties include, but are not limited to, the following: (i) conditions to the completion of the proposed business combination and PIPE investment, including stockholder approval of the business combination, may not be satisfied or the regulatory approvals required for the proposed business combination may not be obtained on the terms expected or on the anticipated schedule; (ii) the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement between the parties or the termination of any PIPE investor’s subscription agreement; (iii) the effect of the announcement or pendency of the proposed business combination on Lordstown’s business relationships, operating results, and business generally; (iv) risks that the proposed business combination disrupts Lordstown’s current plans and operations and potential difficulties in Lordstown’s employee retention as a result of the proposed business combination; (v) risks related to diverting management’s attention from Lordstown’s ongoing business operations; (vi) potential litigation that may be instituted against DiamondPeak or Lordstown or their respective directors or officers related to the proposed acquisition or the merger agreement or in relation to Lordstown’s business; (vii) the amount of the costs, fees, expenses and other charges related to the proposed business combination and PIPE investment; (viii) risks relating to the uncertainty of the projected financial information with respect to Lordstown, including the conversion of pre-orders into binding orders; (ix) risks related to Lordstown’s limited operating history, the rollout of Lordstown’s business and the timing of expected business milestones, including Lordstown’s ability to complete the engineering of the Endurance and the retooling of the Lordstown facility, and start production of the Endurance, on time and on budget; (x) the effects of competition and the pace and depth of electric vehicle adoption generally on Lordstown’s future business; (xi) Lordstown’s ability to achieve any level of EBITDA margin, including its ability to achieve breakeven EBITDA margin and the timetable for achieving breakeven EBITDA margin; (xii) changes in regulatory requirements, governmental incentives and fuel and energy prices; (xiii) the amount of redemption requests made by DiamondPeak’s public stockholders; (xiv) the ability of DiamondPeak to issue equity or equity-linked securities in connection with the transaction or in the future; (xv) the impact of the global COVID-19 pandemic on any of the foregoing risks; and (xvi) such other factors as are set forth in DiamondPeak’s periodic public filings with the SEC, including but not limited to those described under the headings “Risk Factors” and “Forward Looking Statements” in its final prospectus for its initial public offering, which was filed with the SEC on February 26, 2019 and Annual Report on Form 10-K for the fiscal year ended December 31, 2019, its subsequent quarterly reports on Form 10-Q, and in its other filings made with the SEC from time to time, which are available via the SEC’s website at www.sec.gov.

Forward-looking statements reflect the views and assumptions of DiamondPeak and Lordstown as of the date of this communication with respect to future events. Neither DiamondPeak nor Lordstown undertakes, and each hereby disclaims, any obligation, unless required to do so by applicable securities laws, to update any forward-looking statements as a result of new information, future events or other factors. The inclusion of any statement in this communication does not constitute an admission by DiamondPeak or Lordstown or any other person that the events or circumstances described in such statement are material.

Contacts:

For Investors

ir@lordstownmotors.com

For Lordstown Motors Corp.

Ryan Hallett

ryan@ottoandfriends.com

646-389-1052

For DiamondPeak Holdings Corp.

Colleen Floberg

212-716-2064

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